Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Goedeker Inc.

As independent registered public accountants, we hereby consent to the use of our report dated April 22, 2020, with respect to the financial statements of 1847 Goedeker Inc. and Goedeker Television Co., in Amendment No. 3 to its registration statement on Form S-1. We also consent to the reference of our firm under the caption “experts” in the registration statement.

Salt Lake City, UT
July 10, 2020